LIONEL SAWYER & COLLINS

ATTORNEYS AT LAW

SAMUEL S. LIONEL
GRANT SAWYER
(1918-1996)

JON R. COLLINS
(1923-1987)

RICHARD H. BRYAN
JEFFREY P. ZUCKER
PAUL R. HEJMANOWSKI
ROBERT D. FAISS
DAVID N. FREDERICK
RICHARD W. HORTON
DAN C. BOWEN
RODNEY M. JEAN
HARVEY WHITTEMORE
TODD TOUTON
CAM FERENBACH
LYNDA S. MABRY
MARK H. GOLDSTEIN
KIRBY J. SMITH
COLLEEN A. DOLAN
JENNIFER A. SMITH

GARY W. DUHON
LAUREL E. DAVIS
DAN R. REASER
MARK LEMMONS
HOWARD E. COLE
PAUL E. LARSEN
ALLEN J. WILT
LYNN S. FULSTONE
RORY J. REID
DAN C. McGUIRE
JOHN E. DAWSON
FRED D. “PETE” GIBSON, III
CHARLES H. McCREA JR.
LESLIE BRYAN HART
CRAIG E. ETEM
TODD E. KENNEDY
MATTHEW E. WATSON
SHAWN M. ELICEGUI
G. LANCE COBURN
JOHN M. NAYLOR
WILLIAM J. McKEAN
ELIZABETH BRICKFIELD
1700 BANK OF AMERICA PLAZA 300 SOUTH FOURTH STREET LAS VEGAS, NEVADA 89101 (702) 383-8888 ---- FAX (702) 383-8845 lsc@lionelsawyer.com www.lionelsawyer.com
JEFFREY D. MENICUCCI
JANET SUE BESSEMER
GREGORY R. GEMIGNANI
DOREEN SPEARS HARTWELL
LINDA M. BULLEN
LAURA K. GRANIER
MAXIMILIANO D. COUVILLIER III
MICHAEL D. KNOX
ERIN FLYNN
JENNIFER ROBERTS
SUZANNE L. MARTIN
BRENT HEBERLEE
CHRISTOPHER CHILDS
MEREDITH L. STOW
JOICE B. BASS
DOUGLAS A. CANNON

RICHARD CUNNINGHAM
MATTHEW R. POLICASTRO
JACOB D. BUNDICK
ADAM D. SMITH
GARRETT D. GORDON
TREVOR HAYES
JENNIFER J. DiMARZIO
PEARL GALLAGHER
CHRISTINE D. SMITH
SUSAN L. MYERS
BRIAN PICK
JON PEARSON
JENNIFER BRASTER
CRAIG HENDERSON
LUCAS TUCKER
CHRISTOPHER WALTHER

February 9, 2007	OF COUNSEL ELLEN WHITTEMORE BRIAN HARRIS LAURA J. THALACKER WRITER’S DIRECT DIAL NUMBER (702) 383-8837 mgoldstein@lionelsawyer.com

Harbin Electric, Inc.
No. 9 Ha Ping Xi Lu, Ha Ping Lu Ji Zhong
Qu Harbin Kai Fa Qu, Harbin, People’s Republic of China 150060

Ladies and Gentlemen:

At your request, we have examined the form of Registration Statement on Form S-8 (the “Registration Statement”), to be filed by Harbin Electric, Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933 of an aggregate of up to 1,500,000 Shares (each a “Share” and collectively the “Shares”) of Common Stock, par value $.00001 per Share, of the Company (the “Common Stock”). The Registration Statement relates to the Shares of Common Stock that are being registered by the Company for reoffers and resales by the certain shareholders of the Company who are named in the Registration Statement (the “Selling Stockholders”) upon exercise of certain options which have been issued or may be issued under the Company’s 2005 Stock Option Plan (the “Plan”).

We have examined the proceedings heretofore taken by the Company in connection with the authorization of the Shares and the authorization of the Plan.

We assume that the Company will keep reserved a sufficient amount of the Common Stock to satisfy its obligations for future issues.

Based on the foregoing, and assuming that the full consideration for each Share issuable under the terms of the Plan is received by the Company in accordance with the terms of the Plan, it is our opinion that the Shares of Common Stock offered by the Company under the Registration Statement and also those to be offered under the Registration Statement by the Selling Stockholders upon exercise of certain options which have been issued or may be issued under the Company’s 2005 Stock Option Plan will, when issued, be validly issued and outstanding, fully paid and nonassessable.

RENO OFFICE: 1100 BANK OF AMERICA PLAZA, 50 WEST LIBERTY STREET • RENO, NEVADA 89501 • (775) 788-8666 • FAX (775) 788-8682
CARSON CITY OFFICE: 410 SOUTH CARSON STREET • CARSON CITY, NEVADA 89701 • (775) 851-2115 • FAX (775) 841-2119
WASHINGTON, DC OFFICE: 101 CONSTITUTION AVENUE NW, SUITE 800 • WASHINGTON, DC 20001 • (202) 742-4264 • FAX (202) 742-4265

LIONEL SAWYER & COLLINS
ATTORNEYS AT LAW
Harbin Electric, Inc
February 9, 2007

Nothing herein shall be deemed an opinion as to the laws of any jurisdiction other than the State of Nevada.

This opinion is intended solely for the use of the Company in connection with the Registration Statement. We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

Very truly yours,

LIONEL SAWYER & COLLINS /s/